                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26,2000


                          MED-EMERG INTERNATIONAL INC.
              -----------------------------------------------------
              (Exact name of registrant as specified in its charter)



           ONTARIO, CANADA                             1-13861                                   N/A
   (State or other jurisdiction of             (Commission File Number)         (I.R.S. Employer Identification No.)
            organization)


            2550 Argentia Road, Ontario, Canada                                      L5N 5R1

          (Address of Principal Executive Office)                                   (Zip Code)


Registrant's telephone number, including area code: (905) 868-1368

NOT APPLICABLE
--------------
Former name or former address; if changed since last report)


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ITEM 5.  OTHER EVENTS

         Med-Emerg International Inc. issued a press release on October 26, 2000 (NASDAQ: MDER) (NASDAQ: MDERW) announcing that it has signed a Letter of Intent to acquire 1stinhealth-Registered Trademark-, Inc., a privately held corporation located in Hasbrouck Heights, New Jersey as follows:

                              FOR IMMEDIATE RELEASE

PRESS RELEASE

Dr. Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel:  905-858-1368
Email:  RZACHARIAS@MED-EMERG.COM

MED-EMERG INTERNATIONAL INC. AND 1STINHEALTH-REGISTERED TRADEMARK-, INC. SIGN LETTER OF INTENT (NASDAQ: MDER, MDERW; NYSE: REL). ROBERT STEINBERG FORMER PRESIDENT AND CHIEF OPERATING OFFICER OF RELIANCE GROUP HOLDINGS, INC. AND FORMER CHAIRMAN AND CEO OF RELIANCE INSURANCE COMPANY TO HEAD COMBINED COMPANY

         TORONTO, CANADA OCTOBER 26, 2000 - Med-Emerg International Inc. (NASDAQ: MDER-MDERW) today announced that it has signed a Letter of Intent to acquire 1stinhealth-Registered Trademark-, Inc., a privately held corporation located in Hasbrouck Heights, New Jersey. Dr. Ramesh Zacharias, Chief Executive Officer of Med-Emerg International Inc., and Robert Steinberg, Chairman and Chief Executive Officer of 1stinhealth, Inc. jointly made the announcement.

Terms of the Acquisition

The acquisition shall be made by a newly formed wholly owned subsidiary of Med-Emerg International Inc. The Letter of Intent calls for Med-Emerg to issue 43,000,000 shares of Med-Emerg common stock in exchange for all the issued and outstanding shares of capital stock of 1stinhealth. The parties intend the Transaction to constitute a reorganization or tax-free exchange under the Sections 368 and/or 351 of the Internal Revenue Code. Med-Emerg's current operations, including all assets and liabilities, excluding HealthyConnect.com, will be purchased by


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an entity in which Dr. Ramesh Zacharias, the current CEO of Med-Emerg
International, Inc. will participate as a shareholder, officer, director and/or employee on terms acceptable to the boards of Med-Emerg and 1stinhealth. Seventy-five percent of Med-Emerg's share of HealthyConnect.com will be distributed to shareholders of Med-Emerg prior to the closing of the 1stinhealth transaction. The remaining twenty-five percent shall remain owned by the surviving company, which shall be renamed 1stinhealth, Inc. In the event that the entity introduced by Dr. Ramesh Zacharias fails to close on the sale of the non-HealthyConnect operations of Med-Emerg, excluding HealthyConnect.com, a Director of the Company has committed to purchase the operations, assets and liabilities for a $2 million secured note. Closing conditions of the acquisition of 1stinhealth, Inc. include legal due diligence, financial due diligence, execution of a definitive merger agreement, shareholder approval, the effectiveness of a proxy statement/prospectus under the Securities Act of 1933, obtaining financing to capitalize the surviving company, regulatory approval and other customary terms and conditions.

"This transaction will give the shareholders of Med-Emerg International an excellent opportunity to participate in an exciting new health, nutrition and fitness initiative", stated William Thomson, chairman of Med-Emerg. "It also provides a platform from which certain parts of the company can be rationalized so as to provide greater opportunity for value enhancement to our shareholders."

About 1stinhealth, Inc. (www.1stinhealth.com)

1stinhealth, Inc. is a transaction processing company. The Company operates a health, fitness and nutrition benefit program with more than 500,000 contracted participating providers and merchants. Members join either directly through 1stinhealth, or through corporations, unions, credit union, affinity groups, banks, or other sources. The 1stinhealth member card enables card members to obtain goods and services from participating providers and merchants while obtaining the 1stinhealth Preferred Price Advantage-Registered Trademark-. The Preferred Price Advantage is the savings the card member receives every time a payment is made for goods or services with the 1stinhealth member card at a participating provider or merchant. 1stinhealth receives a transaction fee, which is net of all costs every time a transaction is processed, generating positive cash flow for the Company with each transaction. Membership in the 1stinhealth benefit program is available for free to qualified applicants who are required to link a credit card, debit card or checking account to the 1stinhealth card for payment for the goods and/or services purchased at participating providers / merchants.

1stinhealth has eight (8) benefit programs incorporated in the 1stinhealth member card including the following: Medical, including over 400,000 participating doctors and hospitals; dental, including over 40,000 participating dentists; vision, including over 13,500 retail optical locations (including most national chains such as Eyemasters and Pearle Vision), 7000 ophthalmologists and 1000 laser vision correction locations; RxPlus, including over 42,000 pharmacies nationwide (including most national chains such as Walgreens, CVS Rite Aid and Eckerd's. 14,000 different brand name vitamins are available at savings of up to 50% off retail prices and over 125 of the most frequently used generic over-the-counter medications at up to 45% off the retail brand name equivalent); alternative medicine, including over 35,000 providers; mental health, including over 20,000 providers for both in and out-patient facilities; cosmetic and beauty, including over 9000 providers of elective cosmetic medical and surgical procedures, as well as facials, beauty salons, and laser hair removal providers; and fitness, including over 5000 providers of fitness equipment, health clubs, weight loss centers and smoking cessation programs.

1stinhealth processes all of its transactions, from enrollment of members to merchant authorization, to payment to providers and merchants, through a virtual paperless environment via its proprietary information technology system. The Company was formed in June of 1999 and issued its first beta cards in November of 1999. The Company developed two generations of its proprietary information technology processing system and tested its system through approximately 2500 beta card members. The Company's third generation processing system is scheduled for release in December 2000. The third version will allow 1stinhealth to issue over 100,000 cards per week and handle in excess of 10,000 transactions per day with a total redundancy of its systems, thereby assuring nearly 100% integrity. The Company anticipates obtaining memberships to match their capacity of its system in commencing January 2001 and beginning development of the fourth generation of its information technology system in 2001 that will utilize an Oracle Platform on Sun Microsystems servers that will exponentially increase the Company's capacity to issue cards and process transactions.

About Med-Emerg International Inc.

Med-Emerg International Inc.'s (NASDAQ: MDER, MDERW) (www.med-emerg.com) current operations include the coordination and delivery of emergency and primary healthcare related services in Canada. These services include physician and nurse staffing and recruitment, clinical management services, the development and management of urgent care centers, and a comprehensive physician management program. Med-Emerg owns approximately sixty-six percent of its subsidiary, HealthyConnect.com, Inc. HealthyConnect.com (www.HealthyConnect.com) is an Internet information technology company, that uses enabling technology to link patients, physicians and services providers. HealthyConnect.com Inc. is an e-Health industry participant providing connectivity, web-based products and solutions to its rapidly growing patient and hospital network in the United States and Canada.

This press release contains forward-looking statements regarding Med-Emerg's and 1stinhealth's business strategies and future plans of operations within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks and uncertainties. The

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Companies' risks and uncertainties include, their ability to complete the merger, the merged entity's ability to combine and work together and grow the companies, periodic downturns in their industries, dependence on the Internet, timely acceptance of new products and intense price competition in their industries. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by Med-Emerg International Inc. (available at www.sec.gov.), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Companies disclaim any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Companies' expectations or future events.

-------------
FOR MORE INFORMATION PLEASE CONTACT:
     Med-Emerg International Inc.
     Ramesh Zacharias, Chief Executive Officer, 905-858-1368 e-mail rzacharias@med-emerg.com

     1stinhealth, Inc.
     Robert Steinberg, Chairman and Chief Executive Officer, 201-696-4000 e-mail CEO@1stinhealth.com



         ITEM 7.  EXHIBITS


         ____ October 26, 2000 Press Release

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                  MED-EMERG INTERNATIONAL INC.



                                                     By:  /S/ CARL PAHAPILL
                                                          -----------------
                                                          Carl Pahapill
                                                          President


Dated:  November 7, 2000